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                       [Letterhead of Reid & Priest LLP]



                                                               Exhibit 5(b)(2)-2



                                               June 19, 1998



The Washington Water Power Company
1411 East Mission Avenue
Spokane, Washington 99202


Ladies and Gentlemen:


    We refer to our opinion, dated April 20, 1998 (the "April 20 Opinion"), addressed to The Washington Water Power Company (the "Company") with respect to $250,000,000 in aggregate principal amount of Debt Securities registered under the Securities Act of 1933, as amended (the "Act"), on the Registration Statement on Form S-3 (Registration No. 333-39551), said registration statement, as heretofore amended and as proposed to be amended and including the exhibits thereto, being hereinafter called the "Registration Statement". This opinion is supplemental to the April 20 Opinion.

    We further refer to the notes of the Company described in the Pricing Supplement attached hereto as Annex A. Such notes constitute a tranche of the aforesaid Debt Securities and are hereinafter called the "Offered Notes"; and such Pricing Supplement constitutes a supplement to the prospectus contained in the Registration Statement and is hereinafter called the "Pricing Supplement".

    Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that the Offered Notes, when issued and sold as contemplated in the Registration Statement and the Pricing Supplement, will be legally issued and will be binding obligations of the Company.

    The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States (excluding therefrom principles of conflicts of laws and state securities or blue sky laws). To the extent that such opinions relate to or are dependent upon matters governed by the laws of other States, we have assumed the legal conclusions set forth in the opinions of Paine, Hamblen, Coffin, Brooke & Miller LLP, which have been and are being filed as Exhibits to the Registration Statement.

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                                      -2-


    We hereby consent to the filing of this opinion as Exhibit 5(b)(2)-2 to the Registration Statement and to the references to our firm, as counsel, in the supplements to the prospectus contained in the Registration Statement relating to the Offered Notes. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                               Very truly yours,

                               /s/ Reid & Priest LLP

                               REID & PRIEST LLP
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                                    Annex A

Pricing Supplement No. 2                             Filing under Rule 424(b)(3)
Dated June 19, 1998                                  Registration No. 333-39551
(To Prospectus dated April 22,
1998 as supplemented by the
Prospectus Supplement dated
April 24, 1998)


                      THE WASHINGTON WATER POWER COMPANY
                          Medium-Term Notes, Series C

                              ------------------


Principal amount: $25,000,000                   Redeemable: Yes     No X
                                                               ---    ---
Original Interest Accrual Date: June 19, 1998    Initial Redemption Date:
Stated Maturity: June 19, 2028                   Initial Redemption Price:
Interest Rate:  6.37%                            Reduction Percentage:
Interest Payment Dates: April 1 and October 1    Redemption Limitation Date:
Regular Record Dates:  March 15 and September 15

                            Redeemable at Holder's Option: Yes X   No
                                                              ---    ---
                               Holder's Option Redemption Date(s): June 19, 2008 Redemption Price: 100%

                            OID: Yes     No X
                                    ---    ---
                            Total Amount of OID (%):
                            Yield to Maturity (%):
                            Initial Accrual
                               Period OID (%):
                               (Constant - Yield Method)

                       -----------------------------------

Use of Proceeds:       To reduce short-term debt.



Other Provisions:      See Attachment 1 to this Pricing Supplement


                       -----------------------------------

As used herein, "N/A" means "Not Applicable".

                       -----------------------------------

MORGAN STANLEY DEAN WITTER
                            MERRILL LYNCH & CO.
                                                 SALOMON SMITH BARNEY

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                                 ATTACHMENT 1

The Notes to which this Pricing Supplement pertains (all capitalized terms used herein and not otherwise defined having the meanings given them in the Prospectus Supplement attached hereto) will be redeemable by the Company at the option of the Holders thereof prior to the Stated Maturity date. Such Notes will be subject to redemption at the option of the Holders thereof on any Holder's Option Redemption Date specified above, in whole or from time to time in part in increments of $1,000, at a redemption price equal to 100% of the unpaid principal amount to be redeemed, together with accrued interest to the date of redemption. For such Notes to be redeemed, such Notes must be received, together with the form thereon entitled "Option to Elect Redemption" duly completed, by the Trustee at its office maintained for such purpose in The City of New York, currently the Corporate Trust Office of the Trustee located at 450 West 33rd Street, New York, New York 10001, not more than 60 nor less than 30 days prior to the date of redemption. Exercise of such redemption option by the Holder will be irrevocable.


Only the DTC (or a successor depositary), as the registered Holder of the Notes to which this Pricing Supplement pertains, may exercise the redemption option in respect of such Notes. Accordingly, Beneficial Owners of interests in such Notes that desire to have all or any portion of such interests redeemed must instruct the Participant through which they own their interest to direct DTC (or any successor depositary) to exercise the redemption option on their behalf by delivering the related Global Note and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Note and election form are received by the Trustee on a particular day, the Beneficial Owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instruction for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, Beneficial Owners should consult the Participants through which they own their interests for the respective deadlines for such Participants. All instructions given to Participants from Beneficial Owners relating to the option to elect redemption will be irrevocable. See "--Book-Entry Only Issuance - The Depositary Trust Company" in the Prospectus Supplement attached hereto.